UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

ARVANA INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-30695 (Commission File Number)	87-0618509 (IRS Employer Identification No.)

299 South Main Street, 13th Floor, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 232-7395

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check number if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.01 Changes in Control of Registrant.

(a)  Change in Control

(1) Mr. Alkiviades David has relinquished control of Arvana Inc. (“Company”) to Mr. Altaf Nazerali.

(2) The change of control, effective October 29, 2021, was effected on the execution of a recission agreement and mutual release dated October 22, 2021 (“Agreement”), that terminated the intentions of a non-binding term sheet.

(3) Mr. Nazerali has direct and beneficial control over 26,403,214 common shares or 77.32% of the Company’s voting securities effective October 29, 2021, on which date Mr. David agreed to relinquish voting proxies previously granted to him by Mr. Nazerali, related entities, and certain individuals.

(4) The consideration rendered in connection with the change in control is defined by the mutual covenants embodied in the Agreement.

(5) Mr. Nazerali used no personal funds to provide the consideration detailed above.

(6) The change of control was effected by the execution of the Agreement which provides that all voting proxies granted to Mr. David be relinquished to the respective beneficial owners of the underlying securities.

(7) The change of control resulted in the resignation of two Company directors, effective October 22, 2021, and November 2, 2021, respectively.

(8) The change of control is the result of the termination of a non-binding provisions term sheet on execution of the Agreement.

(b)  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the number of shares of our common stock owned of record and beneficially by: (i) each of our directors, (ii) each of our executive officers, (iii) our executive officers and directors as a group, and (iv) each shareholder who is known to us to beneficially own more than 5% of the 34,148,518 shares outstanding. Unless otherwise indicated, the stockholders included possess either voting power or ownership of record.

Title of Class	Name and Address of Record and Beneficial Holders(1)	Shares Held by Proxies	Shares Owned of Record	Shares as Percentage
Common	Ruairidh Campbell, CEO, CFO, PAO and Director 3002 Kinney Avenue Austin, TX 78704	__	__	0%

Common	All Directors and Officers as a Group	__	__	0%

Common	Altaf Nazerali (2) 3001-788 Richards Street, Vancouver British Columbia, Canada V6B 0C7	__	26,403,214	77.32%
Common	Valor Invest Ltd. (2) 60 Rue du Rhone, Fifth Floor Geneva 3, Switzerland CH 1211	__	23,504,489	68.83%
Common	681315 B.C. Limited 14873 80b Avenue, Surrey British Columbia Canada V3S 7H4	__	2,590,292	7.59%
Total		__	28,993,506	84.90%

(1)   Under Commission Rule 13d-3, the beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or direct the voting of shares; and/or investment power, which includes the power to dispose or direct the disposition of shares.

(2) Altaf Nazerali owns 1,506,660 shares directly, 23,504,489 shares indirectly through Valor Invest Ltd., and 1,392,065 shares indirectly through International Portfolio Management, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements.

Resignation of Directors

On October 22, 2021, the Company accepted the resignation of Mathew Bentley Hoover as a serving member of the its board of directors with immediate effect.

On November 2, 2021, the Company accepted the resignation of Carl Dawson as a serving member of its board of directors with immediate effect.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibit is filed herewith:

Exhibit No.	Name	Description	Effective Date
10.01	Recission Agreement and Mutual Release	Recission of non-binding intentions of term sheet.	10/29/2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arvana, Inc.	Date

By: /s/ Ruairidh. Campbell	November 10, 2021
Name: Ruairidh Campbell
Title: Chief Executive Officer

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